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                                                                   Exhibit 21.01

                            Click2learn Subsidiaries



Subsidiry Name                                   Jurisdiction of Incorporation
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Click2learn, Limited                             United Kingdom
Click2learn Canada, Ltd.                         Nova Scotia
Communication Strategies, Inc.                   Texas
IntelliPrep Technologies, Incorporated.          Delaware
Asymetrix GmbH                                   Germany
Asymetrix SARL                                   France
Aimtech Corporation                              Delaware
Meliora Systems, Inc.                            New York